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                                                                      EXHIBIT 11
                             TECHNOLOGY SOLUTIONS COMPANY

                              STATEMENT RE COMPUTATION
                                OF PER SHARE EARNINGS
                      (In thousands, except earnings per share)


                                                                For the
                                                           Three Months Ended
                                                             August 31,   (A)
                                                           -------------------
                                                            1997         1996
                                                            ----         ----
                                                              (unaudited)

Net income per statements of income. . . . . . .        $  3,959     $  2,125

Earnings resulting from modified treasury
  stock method . . . . . . . . . . . . . . . . .           --              35
                                                        --------     --------
    Net earnings per modified treasury
       stock method. . . . . . . . . . . . . . .        $  3,959     $  2,160
                                                        --------     --------
                                                        --------     --------

Shares:

    Weighted average shares outstanding. . . . .          25,181       22,572
    Common stock equivalents . . . . . . . . . .           2,795        3,228
                                                        --------     --------

    Total. . . . . . . . . . . . . . . . . . . .          27,976       25,800
                                                        --------     --------
                                                        --------     --------
  Earnings per share . . . . . . . . . . . . . .        $   0.14     $   0.09
                                                        --------     --------
                                                        --------     --------


(A) Share data and per share data have been restated to reflect the three-for-two stock splits that were effective on August 1, 1997 and July 30, 1996, respectively.



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